Exhibit 3.79

ARTICLES OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
BESTPRACTICES, INC.

BestPractices, Inc. (the “Corporation”), pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, hereby executes the following articles of amendment and sets forth:

1.                                       The name of the corporation is BestPractices, Inc.

2.                                       The Articles of Incorporation of the Corporation, filed with the Virginia State Corporation Commission (the “Commission”) on February 16, 1989, as amended and.  restated by the Articles of Restatement filed with the Commission on April 14, 2004, as amended by Amendment to Amended and Restated Articles of Incorporation, filed with the Commission on April 28, 2004, as amended and restated by Second Amended and Restated Articles of Incorporation, filed with the Commission on May 12, 2004 (collectively, the “Restated Articles”) and as further amended by the Articles of Amendment of Articles of Incorporation filed with the Commission on May 18, 2004 and the Articles of Amendment of Articles of Incorporation filed with the Commission on March 1, 2005, is hereby amended as follows:

The fifth paragraph of Exhibit A of the Restated Articles which currently states:

FIFTH:  Board of Directors.  The number of directors to serve on the Board of Directors of the Corporation shall be five (5).  For so long as any shares of Series A Convertible Preferred Stock remain issued and outstanding, the holders of the Series A Convertible Preferred Stock, voting as a separate class, shall he entitled to elect two (2) directors of the Corporation.  The holders of the Common Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation.  The two (2) directors elected by the holders of the Series A Convertible Preferred Stock and the one (1) director elected by the holders of Common Stock shall, by mutual agreement, appoint two (2) directors.  At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock.  After prior approval of their nominee, a vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the Series A Convertible Preferred Stock, and a vacancy in any directorship elected by the holders of the Common Stock shall be filled only by vote or written consent of the holders of Common Stock.  A removal from any directorship elected by the holders of the Series A Convertible Preferred Stock shall be accomplished only by vote or written consent of the holders of the Series A Convertible Preferred Stock, and a removal from any directorship elected by the holders of Common Stock shall be accomplished only by vote or written consent of the holders of the Common Stock.  The Corporation shall not increase or decrease the number of directors constituting the Board of Directors to a number other than five (5), without the written consent or affirmative vote of the holders at least two-thirds (2/3) of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series.

is hereby deleted in its entirety and replaced with the following:

FIFTH:  Board of Directors.  The number of directors to serve on the Board of Directors of the Corporation shall not less than three (3) and not more than five (5), as set by the shareholders.  For so long as any shares of Series A Convertible Preferred Stock remain issued and outstanding, the holders of the Series A Convertible Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation.  The holders of the Common Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation.  The two (2) directors elected by the holders of the Series A Convertible Preferred Stock and the one (1) director elected by the holders of Common Stock may, by mutual agreement, appoint up to two (2) additional directors.  At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock.  After prior approval of their nominee, a vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the Series A Convertible Preferred Stock, and a vacancy in any directorship elected by the holders of the Common Stock shall be filled only by vote or written consent of the holders of Common Stock.  A removal from any directorship elected by the holders of the Series A Convertible Preferred Stock shall be accomplished only by vote or written consent of the holders of the Series A Convertible Preferred Stock, and a removal from any directorship elected by the holders of Common Stock shall be accomplished only by vote or written consent of the holders of the Common Stock.  The Corporation shall not increase or decrease the number of directors constituting the Board of Directors to a number other than five (5), without the written consent or affirmative vote of the holders at least two-thirds (2/3) of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series.

3.                                       The foregoing amendment was adopted on May 1, 2005 by the unanimous written consent of the Board of Directors and by the unanimous written consent of the shareholders.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by Thom A. Mayer, M.D., the President of the Corporation, on May, 1, 2005.

BESTPRACTICES, INC.

/s/ Thom A. Mayer
Thom A. Mayer, M.D., President

ARTICLES OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
BESTPRACTICES, INC.

BestPractices, Inc. (the “Corporation”), a corporation organized and existing under and pursuant to Title 13.1, of the Code of Virginia, hereby certifies the following:

1.                                       The name of the corporation is BestPractices, Inc.

2.                                       The Articles of Incorporation of the Corporation, filed with the Virginia Corporation Commission (“Commission”) on February 16, 1989, as amended and restated by Articles of Restatement filed with the Commission on April 14, 2004, as amended by Amendment to Amended and Restated Articles of Incorporation, filed with the Commission on April 28, 2004, as amended and restated by Second Amended and Restated Articles of Incorporation, filed with the Commission on May 12, 2004 (collectively, the “Restated Articles”) and as further amended by the Articles of Amendment of Articles of Incorporation filed with the Commission on May 18, 2004 is hereby again being amended as follows:

A.                                   The fourth paragraph of Exhibit A of the Restated Articles which currently states:

FOURTH:  Capitalization: The total number of shares of stock the Corporation shall have authority to issue is (i) 39,583,335 shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) 12,189,020 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”) of which 12,189,020 shares shall be designated as Series A Convertible Preferred Stock.

is hereby deleted in its entirety and replaced with the following:

FOURTH: Capitalization: The total number of shares of stock the Corporation shall have authority to issue is (i) 39,583,335 shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) 13,126,754 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”) of which 13,126,754 shares shall be designated as Series A Convertible Preferred Stock.

B.                                     Section 1 of Exhibit B of the Restated Articles which currently states:

1.                                      Number of Shares.  The Series A Convertible Preferred Stock shall consist of Twelve Million One Hundred Eighty Nine Thousand and Twenty shares (12,189,020).

is hereby deleted in its entirety and replaced with the following:

1.                                      Number of Shares.  The Series A Convertible Preferred Stock shall consist of Thirteen Million One Hundred Twenty Six Thousand Seven Hundred and Fifty Four shares (13,126,754).

3.                                       These Amendments of the Restated Articles were approved by the unanimous written consent of the sole director of the Corporation and the unanimous written consent of the stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by Thom A. Mayer, MD, the President of the Corporation on November 29, 2004.

BESTPRACTICES, INC.

/s/ Thom A. Mayer
Thom A. Mayer, M.D., President

ARTICLES OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
BESTPRACTICES, INC.

Best Practices, Inc.  (the “Corporation”).  a corporation organized and existing under and pursuant to Title 13.1, of the (Code of Virginia, hereby) certifies the following:

1.                                       The name of the corporation is BestPractices, Inc.

2.                                       The Articles of Incorporation of the Corporation, filed with the Virginia Corporation Commission (the “Commission”) on February 16 1989, as amended and restated by Articles of Restatement filed with the Commission on April 14, 2004, as amended by Amendment to Amended and Restated Articles of Incorporation, filed with the Commission on April 28, 2004, as amended and restated by Articles of Restatement filed with the Commission on May 12, 2004 (collectively, the “Restated Articles”) is hereby again being amended as follows:

Section 5(b) of Exhibit R of the Restated Articles which currently states.

(b)                                 Consent to any liquidation, reorganization, recapitalization, dissolution or winding up of the Corporation or consolidation or merger into or with any other entity or entities or the sale, lease, license, abandon, transfer or other disposition of all or any substantial portion of its assets or the entering into of any other similar transaction or series of transactions in which more than 30% of the voting power of the Corporation is transferred:

is hereby deleted in its entirety and replaced with the following:

(b)                                 Consent to any liquidation, reorganization, recapitalization, dissolution or winding up of the Corporation or consolidation or merger into or with any other entity or entities or the sale, lease, license, abandon, transfer or other disposition of all or any substantial portion of its assets or the entering into of any other similar transaction or series of transactions in which more than 15% of the voting power of the Corporation is transferred:

3.                                       This Amendment of the Restated Articles was approved by the unanimous written consent of the sole director of the Corporation and the unanimous written consent of the stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by Thom A. Mayer, MD, the President of the Corporation on May 17, 2004.

BESTPRACTICES, INC.

/s/ Thom A. Mayer
Thom A. Mayer, M.D., President

ARTICLES OF RESTATEMENT
OF
ARTICLES OF INCORPORATION
OF
BESTPRACTICES, INC.

The undersigned, pursuant to the provisions of the Virginia Stock Corporation Act of 1983.  as amended (“Virginia Stock Corporation Act”), does make and file these Articles of Restatement and does hereby certify as follows:

I.                                         The name of the Corporation is BestPractices, Inc. (the “Corporation”).

II.                                     The Articles of Incorporation of the Corporation filed with the Virginia Corporation Commission (“Commission”) on February 16, 1989, as amended and restated by Articles of Restatement filed with the Commission on April 14, 2004, as amended by Amendment to Amended and Restated Articles of Incorporation, filed with the Commission on April 28, 2004, is hereby again amended and restated in its entirety to read as set forth in Exhibit A attached hereto and incorporated herein

III.                                 The Restatement of the Articles of Incorporation of the Corporation, including without limitation the determination of the designation, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof relating to the Series A Convertible Preferred Stock of the Corporation, was duly adopted by the Board of Directors pursuant Section 13.1-711of the Virginia Stock Corporation Act.

IV.                                 The Restatement of the Articles of Incorporation of the Corporation, including without limitation the determination of the designation, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to the Series A Convertible Preferred Stock of the Corporation, was duly adopted by the unanimous written consent of the shareholders of the Corporation pursuant Section 13.1-710 of the Virginia Stock Corporation Act.

BESTPRACTICES, INC.

/s/ Thom A. Mayer
Thom A. Mayer, M.D.
Chief Executive Officer

EXHIBIT A

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

BESTPRACTICES, INC.

FIRST:  Name: The name of the corporation is BestPractices, Inc.

SECOND:  Registered Office:  The registered office of the Corporation shall be 11350 Random Hills Road, Suite 500, Fairfax, Virginia 22030 in the County of Fairfax and the registered agent shall be J. Robert McAllister, III, who is a resident of Virginia, member of the Virginia State Bar and whose business address is the same as that of the registered office of the Corporation.

THIRD:  Purposes:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Virginia Stock Corporation Act.

FOURTH:  Capitalization:  The total number of shares of stock the Corporation shall have authority to issue is (i) 39,583,335 shares or Common Stock, $.001 par value per share (“Common Stock”), and (ii) 12,189,020 shares of Preferred Stock $.001 par value per share (“Preferred Stock”) of which 12,189,020 shares shall be designated as Series A Convertible Preferred Stock.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions in respect of each class of capital stock of the Corporation.

A.  COMMON STOCK.

1.  General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any such series.

2.  Voting.  The holders of Common Stock, are entitled to one vote for each share and shall be entitled to notice of any shareholders meetings in accordance with the bylaws of this Corporation.  There shall he no cumulative voting.

3.  Dividends.  Subject to the rights of holders of Preferred Stock which may from time to time come into existence, holders of Common Stock shall be entitled to receive distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from funds lawfully available therefore as and when

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determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4.  Liquidation.  Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro-rata to the holders of Common Stock.

B.  PREFERRED STOCK.

1.                                       Preferences, Limitations and Rights Generally.  The Board of Directors may determine the preferences, limitations and relative rights, to the extent permitted by the Virginia Stock Corporation Act, of any class of shares of Preferred Stock before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series.  Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof.  The Preferred Stock of all series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class.

Prior to the issuance of any shares of a class or series of Preferred Stock, (1) the Board of Directors shall establish such class or series by adopting a resolution and by filing with the Commission articles of amendment or restatement setting forth the designation and number of shares of the class or series and the relative rights and preferences thereof, and (2) the Commission shall have issued a certificate of amendment or restatement.

2.                                       Series A Convertible Preferred Stork.  The rights, preferences, privileges and restrictions granted to and imposed on the Series A Convertible Preferred Stock are as set forth on Exhibit B attached hereto and incorporated herein.

C.  PREEMPTIVE RIGHTS.  Unless otherwise explicitly granted in these Articles of Incorporation or in agreements between the Corporation and shareholders, each shareholder of the Corporation shall not, by reason of his holding shares in the Corporation, possess a preemptive and preferential right to purchase or subscribe to additional, unissued or treasury shares, or rights to purchase shares, of any class or series of the Corporation, now or hereafter to be authorized, and any notes, debentures, bonds or other securities convertible into or carrying rights to purchase shares of any class or series, now or hereafter.

FIFTH:  Board of Directors.  The number of directors to serve on the Board of Directors of the Corporation shall be five (5).  For so long as any shares of Series A Convertible Preferred Stock remain issued and outstanding, the holders of the Series A

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Convertible Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation.  The holders of the Common Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation.  The two (2) directors elected by the holders of the Series A Convertible Preferred Stock and the one (I) director elected by the holders of Common Stock shall, by mutual agreement, appoint two (2) directors.  At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock.  After prior approval of their nominee, a vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall he filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock, and a vacancy in any directorship elected by the holders of the Common Stock shall be filled only by vote or written consent of the holders of the Common Stock.  A removal from any directorship elected by the holders of the Series A Convertible Preferred Stock shall he accomplished only by vote or written consent of the holders of the Series A Convertible Preferred Stock, and a removal from any directorship elected by the holders of the Common Stock shall he accomplished only by vote or written consent of the holders of the Common Stock.  The Corporation shall not increase or decrease the number of directors constituting the Board of Directors to a number other than five (5), without the shareholder approval required by the bylaws of the Corporation and the written consent or affirmative vote of the holders at least two-thirds (2/3) of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series.

SIXTH:  Indemnity.  To the fullest extent permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or as hereafter amended, the Corporation shall indemnify fully, or if not possible, partially, each of its directors and persons who serve at its request as directors at another organization, including subsidiaries, partnerships, or joint ventures, in which it owns shares or of which it is a creditor (hereinafter collectively “Director”), against expenses, including fees and expenses of counsel and experts selected by any such Director (hereinafter “Expenses”), and any liabilities, including amounts of judgments, taxes, fines, penalties and amounts paid or to be paid in settlement (hereinafter “Liabilities”) imposed upon or reasonably incurred by such Director or on his behalf in connection with any threatened, pending or completed claim, action, suit or other proceeding, whether civil, criminal, administrative or investigative, whether derivative or a third-party action, whether formal or informal, including audits, the activities of or service upon special committees of the board and other forms of alternate dispute resolution, such as arbitration proceedings (hereinafter collectively “Proceedings”), in which such Director may be involved or with which he may be threatened as a party, whether as plaintiff or defendant, or otherwise, including,  but not limited to, subpoenaed testimony in investigative proceedings, while in office or

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thereafter, by reason of the fact that he is, or was, or has agreed to become, such Director or his acts or omissions as such Director, unless with exception of court-ordered indemnification, such Director shall be unsuccessful in defending such Proceeding and finally adjudged in any legal proceeding not to have acted in good faith.  Such indemnification shall not cover Liabilities towards the Corporation resulting either from claims by the corporation or derivative suits, provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such Director, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the Corporation, after notice that it involved such indemnification (a) by a vote of the directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director.  It is the intent of these permissions to indemnify Director to the fullest extent not specifically prohibited by law, including indemnification against claims brought derivatively, in the name of the Corporation, and that such Directors need not exhaust any other remedies.

A.                                   ADVANCES.  Such indemnification may include payments by the Corporation of expenses incurred by a Director in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of (i) a written statement executed personally of his good faith belief that he has met any standard of conduct that is a prerequisite of his entitlement to indemnification pursuant to this FIFTH Article and (ii) a written undertaking executed personally, to repay such payment if he shall he adjudicated to be not entitled to indemnification under these provisions.

B.                                     OTHERS.  Indemnification of officers, employees and other agents of the Corporation (including persons who serve at its request as employees or other agents of another organization in which it owns shares or of which it is a creditor may be provided by the Corporation to whatever extent shall be authorized by the directors before or after the occurrence of any event as to or in consequence of which indemnification might be sought.  Any indemnification to which a person is entitled under these provisions may be provided although the person to be indemnified is no longer a director, officer, employee or agent of the Corporation or of such other organization.

C.                                     FURTHER INDEMNITY.  The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director, officer, employee or agent may be entitled.  As used in this paragraph the terms “director” and “officer” include their respective heirs, executors and administrators, and an “interested” director or officer is one against whom as such the proceedings in question or another proceeding on the same or similar grounds is then pending.

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SEVENTH:  Limitation of Liability: To the fullest extent that the Virginia State Corporation Act (as it exists on the date hereof or as hereafter amended) permits the limitation of liability or elimination of liability of Directors or officers, no Director or officer of the Corporation shall be liable to the Corporation or its shareholders for any monetary damages arising out of any transaction occurrence or course of conduct.

EIGHTH:  Repurchase of Shares: To the extent allowed by the Virginia Stock Corporation Act and subject to the rights of holders of any Preferred Stock (or such holders’ written consent to a repurchase), the Corporation may repurchase directly or indirectly its own shares to the extent the money or other property paid or the indebtedness issued therefore does not render the Corporation unable to pay its debts as they become due in the usual course of business.  Such repurchased shares shall constitute authorized but unissued shares of the same

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EXHIBIT B

Designations, Powers,
Preferences and Rights
of the
Series A Convertible Preferred Stock
(“Designation”)

of

BestPractices, Inc.

1.                                      Number of Shares.  The Series A Convertible Preferred Stock shall consist of Twelve Million, One Hundred Eighty Nine Thousand and Twenty shares (12,189,020).

2.                                      Voting.  Except as may be otherwise provided in these terms of the Series A Convertible Preferred Stock or by law, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation, including, but not limited to, actions amending the Articles of Incorporation to increase or decrease the number of authorized shares of Common Stock.  Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible.

3.                                      Dividends.  The holders of the Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, if, as, and when declared by the Board of Directors, or upon liquidation or winding up or upon redemption, dividends at the rate per annum of Eight Percent (8%) of the Original Purchase Price (as defined below) per share (the “Accruing Dividends”).  Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative.  Accruing Dividends with respect to a share of Series A Convertible Preferred Stock which are accruable, payable and, or in arrears shall, upon conversion of such share into Common Stock in accordance with Section 6 hereof, not then or thereafter be paid and shall be cancelled and cease to be accruable, payable and/or in arrears.  Unless all Accrued Dividends on the Series A Convertible Preferred Stock shall have been paid then (i) no dividend whatsoever shall be paid or declared on the Common Stock and no distribution shall be made on any Common Stock and (ii) without the consent of holders of two third (2/3) of the then outstanding Series A Convertible Preferred Stock, no shares of Common Stock shall be purchased, redeemed, or acquired by the Corporation, provided, however that this restriction shall not apply to the repurchase of shares of Common Stock held by employees, officers, directors, consultants, or other persons performing services for the Corporation or any wholly or majority-owned subsidiary that are subject to restrictive stock purchase agreements under which the Corporation has the option or obligation to repurchase shares in accordance with such agreements.

4.                                      Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution or payment to be made upon any stock ranking in liquidation junior to the Series A Convertible Preferred Stock, an amount equal to $.5332 per share (“Original Purchase Price”) plus (ii) an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available.  After the distribution described above has been paid, and subject to the rights of series of Preferred Stock which may from time to time come into existence, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of Series A Convertible Preferred Stock and Common Stock pro-rata based on the number of shares of Common Stock held by each (assuming full conversion of all of such Series A Preferred Stock in accordance with Section 6; provided however that for purposes of this Section 4, Accruing Dividends shall not be included in the determination of the Conversion Numerator).  The amounts payable to holders of Series A Convertible Preferred Stock as set forth in this Section 4 with respect to one share of Series A Convertible Preferred Stock is sometimes referred to as the “Liquidation Preference Payment,” and with respect to all shares of Series A Convertible Preferred Stock is sometimes referred to as the “Liquidation Preference Payments.”  If upon such Liquidation Event the assets to be distributed among the holders of shares of Series A Convertible Preferred Stock shall be insufficient to permit payment to the holders of shares of Series A Convertible Preferred Stock of the amount distributable as aforesaid when the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of shares of Series A Convertible Preferred Stock.  Written notice of such Liquidation Event, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, nationally recognized overnight courier, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.  For purposes of this Section 4, a Liquidation Event shall be deemed to include, and have occurred upon (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including without limitation, consolidation, merger or reorganization but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation to a different jurisdiction, or (ii) the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets:  UNLESS the

Corporation’s shareholders of record as constituted immediately prior to such acquisition or sale described in (i) and (ii) above will immediately after such acquisition or sale by the virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise hold at least 50% of the voting power of the surviving or acquiring entity.  For purposes hereof, the Common Stock shall rank on liquidation junior to the Series A Convertible Preferred Stock.

Notwithstanding anything to the contrary contained in the foregoing, by vote or written consent of the holders of two-thirds (2/3) of the shares of Series A Convertible Preferred Stock then outstanding, the holders of such shares may waive the right to treat any of the foregoing events as a deemed Liquidation Event.

5.                                      Restrictions.  For so long as any shares of Series A Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law, by its Articles of Incorporation or its Bylaws, and in addition to any other vote required by law or its Articles of Incorporation or its Bylaws, without the approval of the holders of at least two-thirds (2/3) of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

(a)                                  Authorize additional or issue any equity securities, debt securities, convertible securities or other derivatives, other than the shares of Common Stock excepted under Section 6(e) hereof:

(b)                                 Consent to any liquidation, reorganization, recapitalization, dissolution or winding up of the Corporation or consolidation or merger into or with any other entity or entities or the sale, lease, license, abandon, transfer or other disposition of all or any substantial portion of its assets or the entering into of any other similar transaction or series of transactions in which more than 30% of the voting power of the Corporation is transferred:

(c)                                  Alter of change the rights, preferences, or privileges of the shares of Series A Convertible Preferred Stock, or increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Convertible Preferred Stock or otherwise take any other action that materially affects the rights of holders of Series A Convertible Preferred Stock:

(d)                                 Amend, alter or repeal its Articles of Incorporation or Bylaws:

(e)                                  Purchase or set aside any sums for the purchase of any shares of stock, except for the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares, or pay any dividend or make any distribution on any shares of stock other than Series A Convertible Preferred Stock:

(f)                                    Redeem or otherwise acquire any shares of capital stock of the Corporation, or redeem or otherwise acquire any shares of Series A Convertible Preferred Stock except as expressly authorized in Section 7 hereof:

(g)                                 Incur indebtedness, in a single transaction or a series of related transactions if such indebtedness exceeds $250,000 (unless such indebtedness has been specifically approved in the Corporation’s annual Financial Plan in which case such 2/3 vote shall not be required):

(h)                                 Enter into any agreement, or series of agreements, with any person or entity requiring the expenditure or compensation by the Corporation if (i) the agreement requires a payment or obligation of the Corporation in excess of $75,000 (individually or in the aggregate) and was not included in the annual Financial flan or (ii) regardless of whether it is set forth in the annual Financial Plan, the agreement requires a payment or obligation of the Corporation in excess of $250,000 (individually or in the aggregate):

(i)                                     Materially alter or change the Corporation’s line of business or future prospects:

(j)                                     Pledge any assets of the Corporation, in any single transaction or series of related transactions, if such transaction was not specifically approved in the Corporation’s annual Financial Plan and is in excess of $250,000:

(l)                                     Appoint a new person to serve as any senior officer of the Corporation (such officers shall include Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer and any other chief x officer as designated by the Corporation): or

(m)                               Approve and implement, or materially amend, any annual business or financial plan that has not been approved by the Directors elected by holders of the Series A Convertible Preferred Stock (“Financial Plan”).

6.                                      Conversion.  The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

(a)                                  Right to Convert.  Subject to the terms and conditions of this Section 6, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at such holder’s option at any time, to convert any such shares of Series A

Convertible Preferred Stock (except that upon any Liquidation Event of the Corporation, the right of conversion shall terminate at the close of business on the business day upon which Liquidation Preference Payments have been made to holders of Series A Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $.5332 plus any Accruing Dividends (“Conversion Numerator”) and (ii) dividing the result by the conversion price of $.5332 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Conversion Price”).  Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into shares of Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

(b)                                  Issuance of Certificates; Time Conversion Effected.  Promptly after the receipt of the written notice referred to in Section 6(a) and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A convertible Preferred Stock.  To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

(c)                                  Fractional Shares; Dividends; Partial Conversion.  No fractional shares shall be issued upon conversion of shares of Series A Convertible Preferred Stock into shares of Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the shares of Common Stock issued upon such conversion.  In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to

Section 6(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.  If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 6(c), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the shares of Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

(d)                                  Adjustment of Price Upon Issuance of Common Stock.  If and whenever the Corporation shall issue or sell, or is, in accordance with Section 6(d)(i) through 6(d)(vii), deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock Equivalents outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock Equivalents outstanding immediately after such issue or sale.  “Common Stock Equivalents” shall mean the shares of Common Stock outstanding and the shares of Common Stock issuable upon conversion of the shares of Series A Convertible Preferred Stock and exercise of any warrants or options (regardless of whether they are immediately exercisable or not) to purchase either the shares of Series A Convertible Preferred Stock or the shares of Common Stock.

For purposes of this Section 6(d), the following Sections 6(d)(i) to 6(d)(vii) shall also be applicable:

(i)                                    Issuance of Rights or Options.  In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, shares of Common Stock or any stock or security convertible into or exchangeable for shares of Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding.  Except as otherwise provided in Section 6(d)(iii), no adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(ii)                                Issuance of Convertible Securities.  In ease the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which a share of Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereon by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in Section 6(d)(iii), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 6(d), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)                            Change in Option Price or Conversion Rate.  Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Section 6(d)(i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 6(d)(i) or 6(d)(ii), or the rate at which Convertible Securities referred to in Section 6(d)(i) or 6(d)(ii) are convertible into or exchangeable for shares of Common Stock shall change at any time including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(iv)                               Stock Dividends.  In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than the Common Stock) payable in shares of Common Stock, Options or Convertible Securities, then any shares of Common stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(v)                                   Consideration for Stock.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall he deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall he deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

(vi)                               Record Date.  In case the Corporation shall take a record of the holders of its shares of Common Stuck for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or

Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vii)                           Treasury Shares.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of shares of Common Stock for the purpose of this Section 6(d).

(e)                                  Certain Issues of Common Stock Excepted.  Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance or grant from and after the date of filing of the Amended and Restated Articles of Incorporation to which this Designation is attached, of: (1) Common Stock issued pursuant to the conversion of any outstanding shares of Preferred Stock; (2) Common Stock issued upon the exercise of options outstanding on the date of issuance of the Series A Convertible Preferred Stock; (iii) Common Stock, options or warrants issued in connection with Board-approved (including the approval of directors elected by the holders of Series A Convertible Preferred Stock) strategic acquisitions of assets, equity or businesses not in excess of fifteen percent (15%) of the fully-diluted Common Stock (treating all Preferred Stock on an as if converted basis) after giving effect to the consummation of the transactions contemplated; (4) (A) Common Stock issued upon the exercise of options or warrants granted under the Board-approved stock option plan plus such number of options as become available for granting again under such plan pursuant to the termination of the option holder’s relationship with the Corporation or B) Common Stock or the exercise of Options issued to directors or consultants in connection with their services as directors or consultants of the Corporation (provided such arrangements have been approved by the directors elected by the holders of the Series A Convertible Preferred Stock) plus such number of shares of Common Stock which are repurchased by the Corporation from such persons pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the then current fair market value per share, and (5) Common Stock issued upon the exercise of options or warrants issued to banks or similar institutional credit financing sources, or to vendors, which issuance has been approved by the Board of Directors (including the directors elected by the holders of the Series A Convertible Preferred Stock).

(f)                                    Subdivision or Combination of Common Stock.  In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.  In the case of any such subdivision, no further adjustment shall be mode pursuant to Section 6(d)(iv) by reason thereof.

(g)                                 Reorganization or Reclassification.  If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(h)                                 Notice of Adjustment.  Upon any adjustment of the Conversion Price, then and in each such case the Corporation’s chief financial officer shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

(i)                                    Other Notices.  In case at any time:

(i)                                     the Corporation shall declare any dividend upon its shares of Common Stock payable in cash or stock or make any other distribution to the holders of its shares of Common Stock:

(ii)                                  the Corporation shall offer for subscription pro rata to the holders of its shares of Common Stock any additional shares of stock of any class or other rights:

(iii)                               there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets: or

(iv)                              there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation:

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days’ prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of shares of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of shares of Common Stock shall he entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

(j)                                    Stock to be Reserved.  The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock.  The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time.  The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may he so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the shares of Common Stock may be listed.  The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Articles of Incorporation.

(k)                                No Reissuance of Series A Convertible Preferred Stock.  Shares of Series A Convertible Preferred Stock which are converted into shares of Common Stock as provided herein or redeemed as provided herein shall not be reissued.

(l)                                    Closing of Books.  The Corporation will at no time close its transfer books against the transfer of any shares of Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such shares of Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

(m)                              Definition of Common Stock.  As used in this Section 6, the term “Common Stock” shall mean and include the Corporation’s authorized Common Stock, par value $.001 per share, as constituted on the date of filing of the Amended and Restated Articles of Incorporation to which this Designation is attached hereto), and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that, the shares of Common Stock receivable upon conversion of shares or Series A Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock securities or assets provided for in Section 6(g).

(n)                                 Mandatory Conversion.  If at any time (a) the Corporation shall effect an underwritten public offering of shares of Common Stuck pursuant to a registration statement under the Securities Act of 1933, as amended, in which the net aggregate proceeds of such offering equals or exceeds Thirty Five Million Dollars ($35,000,000.00); or (b) immediately upon the conversion of eighty percent (80%) of the originally issued Series A Convertible Preferred Stock, as the case may be, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this Section 6.  Holders of shares of Series A Convertible Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted.  As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any payment in lieu of fractional shares to which such holder shall be entitled pursuant to Section 6(e).  Until such time as a holder of shares of Series A Convertible Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

(o)                                  No Impairment.  The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation under this Section 6, but will at all times in good faith assist in carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Convertible Preferred Stock against impairment.

7.                                      Redemption.  Subject to the rights of series of Preferred Stock which may from time to time come into existence, each holder of shares of Series A Convertible Preferred Stock, on May 14 of each year commencing with (but no earlier than) year 2009 (“Redemption Date”), may individually elect to have the Corporation redeem all but not less than all of the shares of Series A Convertible Preferred Stock, held by such holder (“Redemption Shares”).  The redemption shall be subject to the following provisions:

(a)                                  At least 40 days but not more than 60 days prior to each Redemption Dale, written notice (the “Redemption Notice”) shall be given to the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, by the holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of the Redemption Shares notifying the Corporation of the redemption election.

(b)                                  Upon receipt by the Corporation of a Redemption Notice, the Corporation shall deliver a copy of the Redemption Notice to any other holder(s) of shares of Series A Convertible Preferred Stock and a notice giving such other holder(s) 10 days from receipt of such notice to elect (by written notice to the Corporation) to be included in the Redemption transaction set forth in the Redemption Notice (shares of Series A Convertible Preferred stock held by such other electing holders shall be deemed Redemption Shares for all purposes of this provision).

(c)                                  To the extent permitted by the Virginia Stock Corporation Act, the Corporation shall redeem one-half (1/2) of the Redemption Shares on the Redemption Date and shall redeem the remaining one-half (1/2) on the date one year from the Redemption Date for a price per share equal to the Redemption Price (as defined below). If the funds of the Corporation legally available for redemption of shares of Series A Convertible Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series A Convertible Preferred Stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed.  The shares of Series A Convertible Preferred Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein.  At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

(d)                                  The Corporation shall redeem the shares of Series A Convertible Preferred Stock to be redeemed on a Redemption Date by paying for each share in cash an amount equal to $.5332 per share (adjusted for any stock dividends, combinations or splits with respect to such stock) plus, in the case of each share, an amount equal to all dividends accrued or declared but unpaid thereon, including Accruing Dividends (whether or not declared by the Board), computed to such Redemption Date (or the date one year after the Redemption Date, as the case may be), such amount being referred to as the Redemption Price.  Such payment shall be made in full on the applicable Redemption Date to the holders entitled thereto.

(e)                                  From and after the close of business on a Redemption Date, unless there shall have been a default in the payment of the Redemption Price, the shares of Series A Convertible Preferred Stock (except the right to receive the Redemption Price) which have been redeemed on such Redemption Date, shall not be deemed to be outstanding for any purpose whatsoever.

(f)                                    Any shares of Series A Convertible Preferred Stock redeemed pursuant to this Section 7 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Convertible Preferred Stock.

8.                                      Amendments.  No provision of these terms of the Series A Convertible Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds (2/3) of the then outstanding shares of Series A Convertible Preferred Stock.